EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Registration Statements on Form S-8 (Registration No. 333-107438 and Registration No. 333-144265) and Registration Statement on Form S-3 (Registration No. 333-145988) of NeoStem, Inc. of our report dated March 31, 2009 with respect to the consolidated financial statements of NeoStem, Inc. and Subsidiaries appearing in this Annual Report on Form 10-K of NeoStem, Inc. for the year ended December 31, 2008.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP
Melville, New York
March 31, 2009